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EXHIBIT 5.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the use of our report dated January 16, 2007 with respect to the financial statements of Central Gold-Trust as at December 31, 2006 and 2005 and for each of the years in the three year period ended December 31, 2006 incorporated by reference in the Registration Statement on Form F-10 of Central Gold Trust.

/s/  ERNST & YOUNG LLP

Ernst & Young LLP
Chartered Accountants

Toronto, Canada
January 30, 2008

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CONSENT OF INDEPENDENT ACCOUNTANTS